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                                                                   Exhibit 10.20

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of 29 October, 2001 between DEERE CAPITAL, INC. a Nevada corporation with its principal office located in Reno, Nevada ("Purchaser"), and JOHN DEERE CONSTRUCTION & FORESTRY COMPANY, a Delaware corporation located in Moline, Illinois ("Seller").

                                    RECITALS

         A. Seller is in the business of manufacturing and selling equipment to Dealers and in the operation of this business is the owner of certain Receivables;

         B. Seller expects, in continuing to conduct its business, to generate Future Receivables; and

         C. Seller has invited Purchaser to purchase the Receivables and Future Receivables and Purchaser has agreed to purchase the Receivables and Future Receivables under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

1. Certain Definitions. The following capitalized terms shall have the meanings ascribed to them below:

         "Account" means the total amount of Receivables or Future Receivables that are currently owed, or may in the future be owed, to Seller by any particular Dealer or other Obligor, together with the obligation to make future advances to such Dealer or other Obligor.

         "Adverse Consequences" means any claim, damage, loss, cost or expense (including, attorneys' fees and expenses) or any other liability of every nature, kind and description whatsoever including, without limitation, acts or liabilities to third parties incurred or suffered by an Indemnified Party, but excluding lost profits, by reason of or resulting from or arising out of any of the occurrences described in Article IX of this Agreement.

         "Agreement" means this Asset Purchase Agreement, together with all schedules, exhibits, supplements and documents that are attached hereto or incorporated by reference.

         "Assets" means, collectively, the Purchased Assets and the Subsequent Assets.

         "Audited Closing Payment" means the payment adjustment which shall be made in response to the Verification Audit.

         "Books and Records" means (a) all information, in whatever form maintained (and if maintained electronically, then with the relevant electronic file layout), about the Accounts, the Receivables, the Files and the Dealers or other Obligors contained in the Seller's Systems, excluding Seller's proprietary or confidential management information, and, if requested, reasonable explanations of any data field which is derived from a calculation; (b) the Files and the alphabetical and numerical indices necessary to access

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such microfilmed or microfiche documents; and (c) all collection and other customer service notes and other historical information with respect to the Receivables and the Dealers or other Obligors.

         "Closed Account" means any Account that has been terminated by either the Dealer or Seller for any reason, whether or not such Account has an outstanding principal balance.

         "Closing" has the meaning provided in Section 2.1(E) of this Agreement.

         "Closing Audit" means the audit of a Closing Statement including all reports, statements and documents referred to therein or related thereto, conducted pursuant to Section 2.2(D) hereof.

         "Closing Date" means (i) the Initial Closing Date and (ii) each Subsequent Closing Date.

         "Closing Electronic Record" means the record provided by Seller and delivered to Purchaser as part of a Closing that reflects the Receivables as of the close of business on the day prior to the Closing Date.

         "Closing Statement" means a statement, in the form set forth in Exhibit
2.2 (C) attached hereto, which sets forth the calculation of the relevant Purchase Price.

         "Collateral" has the meaning provided in Section 2.1(A) of this Agreement.

         "Dealer" means any Person who has currently (i) an effective appointment as a John Deere Company Authorized Construction and Forestry Dealer and/or (ii) any other appointment to sell goods which are manufactured or distributed by Seller and whose name appears on the Master Account List.

         "Federal Funds Rate" means the Federal Funds Rate, as published in the Money Rates section of The Wall Street Journal for overnight deposits on the business day prior to the date any Payment is made, as quoted by Purchaser or Seller, as the case may be, which quotation shall be deemed correct in the absence of manifest error.

         "File" means, with respect to each Account, the original or copy and any microfilm, microfiche, electronic or other copy of all Account information, statements, documents and correspondence from or to the related Dealer or other Obligor or which otherwise is about the Receivables in such Account, all to the extent included within the definition of Books and Records.

         "Future Receivables" means any of Seller's Receivables which are generated on or after the Initial Closing Date.

         "Indemnified Party" means a party to whom an indemnification payment, as described in Article IX, may be due and owing.

         "Indemnifying Party" means a party from whom an indemnification payment, as described in Article IX, may be due and owing.

         "Initial Closing Date" means the date specified in Section 2.1(E).

         "Knowledge" means the best knowledge, information and belief upon due inquiry.

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         "Lien" means a security interest or lien of any kind affecting any or all of the Accounts, specific Receivables or any Collateral.

         "Master Account List" means the list provided by Seller and delivered to Purchaser on or before the Initial Closing Date that identifies every Account being sold to Purchaser as of the close of business on the business day immediately preceding the Initial Closing Date, together with the balances contained in such Account as of such date.

         "Material Adverse Effect" means the material and adverse change in: (a) the ownership or enforceability of the Assets, or any of them; (b) the ability of Seller or Purchaser to perform its respective obligations under this Agreement or the ability of Seller or Purchaser to consummate any of the transactions contemplated hereby.

         "Obligor" means, and shall only include with respect to any Account, any Person obligated to make payments with respect to such Account, including any guarantor thereof.

         "Payments" means the Purchase Price paid on the Closing Date or upon any future purchase of Receivables and any payments pursuant to Section 2.2 (E).

         "Person" means any legal person, including, without limitation, any natural person, corporation, partnership, joint venture, association, limited liability company, joint-stock company, business trust, unincorporated organization, governmental entity or any other entity of every nature, kind and description.

         "Portfolio" means the Receivables, whether such Receivables have been generated prior to or subsequent to this Agreement.

         "Purchased Assets" means those assets identified in Section 2.1(A)(i) through (vii).

         "Purchase Price" with respect to the Purchased Assets or the Subsequent Assets, means the purchase price determined pursuant to the terms and provisions of this Agreement.

         "Receivables" means, as of any date, each and all of Seller's outstanding account receivables or notes receivable as of such date with a United States Dealer, as an account debtor or notemaker.

         "Receivable Agreement(s)" means the promissory notes, credit agreements, guaranties, applications, security agreements and other agreements entered into by and between Seller and Dealer or other Obligor or otherwise evidencing or governing the obligations of such Dealer or other Obligor under the Account. The Receivable Agreements exist in microfilm or microfiche form derived from signed paper Receivable Agreements identified by Account codes on microfiche or microfilm rolls.

         "Repurchase Price" means, with respect to any Receivable, a sum equal to (a) the unpaid principal balance of the Receivable at the time of repurchase, plus (b) any billed and unpaid fees for such Receivable as of the date of repurchase by Seller, plus (c) interest from the last payment of interest on the Receivable to the date of such repurchase at the applicable interest rate charged on the Receivable as of the date of repurchase.

         "Requirements of Law" with respect to any Person, means any certificate of incorporation, by-laws, agreements, or other organizational or governing documents of such Person, and any law, ordinance, statute, treaty, rule, judgment, regulation or determination or finding of any arbitrator or governmental authority applicable to or binding upon such Person or to which such Person is subject,

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whether federal, state, county, local or otherwise, (including, without limitation, usury or other credit laws, the Fair Debt Collection Practices Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, Regulation B of the Board of Governors of the Federal Reserve System, and any licensing requirement.)

         "Seller's Policies and Procedures" means the standard methods which Seller uses to administer on an ongoing basis the Accounts and Receivables, whether the methods are written or oral.

         "Seller's System" means that or those systems, whether proprietary or commercial, used by Seller, or any agent thereof in the origination and servicing of the Receivables or payments thereon, including without limitation, any such system as Seller uses in collection of the Receivables, to capture checks and payments for processing or to track Receivable Agreements for Seller's Receivables.

         "Subsequent Assets" means those assets identified in Section 2.1(B)(i) through (vi).

          "Subsequent Closing Date" means any date on which Subsequent Assets are purchased after the Initial Closing Date.

         "Supplemental Interest Fee" has the meanng specified in Section 3.2 of this Agreement.

         "Supplemental Interest Schedule" has the meaning provided to it in
Section 3.2 of this Agreement.

         "Supplemental Interest Receivables" means those Receivables which bear no interest rate.

         "Tax" means any federal, state or local tax of the United States or of any state, including without limitation any income tax, franchise tax, real or personal property tax, employment tax, sales and use tax, value tax and any interest and penalties thereon including, without limitation, those levied on any failure to make appropriate withholdings and fines, penalties, other charges resulting from the failure to pay such amounts when due, but not including any tax that is levied on this transaction or chargeable on this Agreement or any documents or instruments required to be executed hereunder or pursuant hereto.

         "UCC" means the Uniform Commercial Code.

         "Verification Audit" means a post-Closing Date audit as described in
Section 2.2(D).

         "Verification Statement" means a statement by Purchaser of any perceived discrepancy or adjustment after a Verification Audit.

ARTICLE II.  PURCHASE OF PORTFOLIO; ASSUMPTION OF LIABILITIES

2.1      Purchase of Portfolio; Closing.

         (A) Purchased Assets. On the Initial Closing Date and subject to all of
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the terms and conditions set forth herein, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase and receive from Seller subject to the terms of this Agreement, all of Seller's right, title and interest in and to the following: (i) all Receivables in the Accounts as of the close of business on the business day immediately preceding the Initial Closing Date; (ii) all rights to payment of interest, charges and fees on such Receivables; (iii) all rights to any and all collateral (the "Collateral") which secures the Dealer's or any other Obligor's obligations to Seller pertaining to such Receivables; (iv) all of the rights of Seller provided by any Receivable Agreements (but only to the extent that the rights of Seller provided

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         by any Receivable Agreements relate to Receivables), guaranties and promissory notes (in each case, to the extent they apply to such Receivables),
(v) all security agreements, financing statements or other instruments which relate to the Collateral (but only to the extent that such security agreements, financing statements or other instruments relate to the Receivables being purchased by Purchaser on the Initial Closing Date); (vi) the Files and (vii) the Books and Records.

         (B) Subsequent Assets. To the extent that the parties wish to engage in
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sales of Future Receivables subsequent to the Initial Closing Date, then immediately upon the generation of any such Future Receivables, Seller may sell, assign, transfer and convey to Purchaser, and Purchaser may purchase and receive from Seller subject to the terms of this Agreement, all of Seller's right, title and interest in and to the following: (i) all such Future Receivables; (ii) all rights to payment of interest, charges and fees on such Future Receivables;
(iii) all rights to the Collateral which secures the Dealer's or any other Obligor's obligations to Seller pertaining to such Future Receivables; (iv) all of the rights of Seller provided by any Receivable Agreements (but only to the extent that the rights of Seller provided by any Receivable Agreements relate to such Future Receivables ), guaranties and promissory notes (in each case, to the extent they apply to such Receivables ); (v) all security agreements, financing statements or other instruments which relate to the Collateral (but only to the extent that such security agreements, financing statements or other instruments relate to the Future Receivables being purchased by Purchaser); (vi) the Files (as they relate to the Future Receivables) and the Books and Records (as they relate to the Future Receivables). Notwithstanding the provisions of this
Section 2.1(B), the parties agree that the Seller shall be under no obligation to sell any Future Receivable to Purchaser and Purchaser shall be under no obligation to purchase any Future Receivable from Seller.

         (C) Retained Assets. All assets of Seller not specifically listed and
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sold in Sections 2.1(A) and 2.1(B) of this Agreement shall remain the property of Seller.

         (D) Credit Loss.  Upon the purchase of the Assets, the risk of credit
             -----------
loss on the Receivables shall become Purchaser's.

         (E) The Closing. The Closing (the "Closing") of the transactions
             -----------
described in Section 2.1(A) contemplated by this Agreement shall take place on 29 October 2001 and at Moline, Illinois, or such other mutually acceptable location, commencing at such time and on such date as Seller and Purchaser mutually may determine (the " Initial Closing Date"). The sales of all Future Receivables shall occur automatically in accordance with the provisions of
Section 2.1(B) of this Agreement without the delivery of the documents described in Section 2.1(F)(i) and 2.1(F)(ii), but with the delivery of the Purchase Price described in Section 2.2.(A). The parties agree that the transfer of assets subsequent to the Initial Closing Date shall occur through mutually satisfactory accounting entries. On a periodic basis, the parties may deliver a schedule which will summarize, in a form reasonably satisfactory to both Seller and Purchaser, the sales of Future Receivables which shall have occurred since the date of the last summary.

         (F) Deliveries at the Closing. At the Closing, (i) Seller shall deliver
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to Purchaser the various certificates, instruments and documents referred to in
Section 8.1 below, (ii) Purchaser shall deliver to Seller the various certificates, instruments and documents referred to in Section 8.2, and (iii) Purchaser shall deliver to Seller the consideration specified in Section 2.2(A) of this Agreement.

         (G) Intent of the Parties. It is the expressed intent of the parties
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hereto that the conveyance of the Assets by Seller be, and be construed as, an absolute sale of such Assets by Seller to Purchaser, and not a pledge by Seller to Purchaser to secure a debt or other obligations of Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, such conveyance is held or deemed not to be an absolute sale or is held or deemed to be a pledge of security for a loan, then it is the express intent of the parties to this Agreement that this Agreement constitutes a "security agreement" under the UCC

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and applicable law, and Seller shall be deemed to have granted to Purchaser a first priority, continuing lien and security interest in all right, title and interest of Seller in, to and under the Assets sold pursuant to this Agreement, and all proceeds in respect thereof. Seller shall take such actions, as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement.

         In connection with such sales, Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) naming Seller as "debtor" and Purchaser as " secured party" thereon with respect to the Receivables now existing and hereafter created for the sale of chattel paper, general intangibles or accounts (as defined in Sections 9-105 and 9-106 of the UCC as in effect in any relevant state) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Assets to Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to Purchaser on or prior to the Initial Closing Date, and (if any additional filing is necessary) the applicable Subsequent Closing Date provided that following the adoption of revised Article 9 of the UCC by any relevant State, such steps shall be taken to perfect each transfer and pledge as necessary to achieve perfection thereof under such revised Article 9. In addition, Seller shall cause to be timely filed in the appropriate filing office any continuation statement necessary to perfect any sale of Assets to Purchaser. Purchaser shall be under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sales.

         In connection with such sales and contributions, Seller further agrees, at its own expense, on or prior to the Initial Closing Date, or the applicable Subsequent Closing Date in the case of Subsequent Assets to deliver to Purchaser a computer file or microfiche or written list containing a true and complete list of all such Accounts sold. Such file or list, as supplemented from time to time to reflect Future Receivables, shall be marked as Exhibit 2.1(G) to this Agreement and is hereby incorporated into and made a part of this Agreement.

2.2      Purchase Price.

         (A) Purchase Price Calculation. Subject to the adjustment described in
             --------------------------
Section 2.2(E) of this Agreement, the Purchase Price for the Purchased Assets will be the principal balance of the Receivables as of the close of business on the business day immediately preceding the Initial Closing Date plus all accrued but unpaid interest, without premium or discount but net of all deferred taxes and net of all reserves established by Seller for uncollectible Purchased Assets , which reserve shall be reasonably acceptable to Purchaser as of the Initial Closing Date. Subject to the adjustment described in Section 2.2(E) of this Agreement, for all Subsequent Assets, the Purchase Price shall equal the unpaid principal balance of the Future Receivables as of the relevant Subsequent Closing Date plus all accrued but unpaid interest, without premium or discount.

         (B) Purchase Price Payment. Purchaser shall pay each Purchase Price or
             ----------------------
any other amounts payable under this Agreement by inter-company transaction system memos.

         (C) Closing Statement and Closing Electronic Record Reviews. Purchaser
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shall be afforded thirty (30) days after actual receipt of the Closing
Electronic Record, Master Account List and Closing Statement in which to review the same for accuracy and give Seller written notice of any adjustment to the Closing Statement ("Adjustment Notice"). The Adjustment Notice shall set forth any adjustment items on the Closing Statement and will also reflect any proposed post-closing adjustments.

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         (D)      Right to Audit as to Purchase.
                  -----------------------------

                  (1) At any reasonable time, and from time to time during Seller's regular business hours, up to ninety (90) days following the Initial Closing Date, at Purchaser's option, Purchaser may directly or through its designated representatives conduct a Verification Audit for the purpose of verifying any or each amount and for compliance with this Agreement, as Purchaser deems appropriate, on any Closing Statement and to reconcile the amount to the appropriate Books and Records.

                  (2) If Purchaser conducts a Verification Audit and the Verification Audit results in a dispute or discrepancy between any Closing Statement and the results of the Verification Audit, Purchaser will provide to Seller a Verification Statement which sets forth each amount on each Closing Statement where there is an adjustment, the amount of the adjustment, a general statement as to the basis for Purchaser's determination to the extent reasonably possible based on the data examined by Purchaser in the Verification Audit, and the amount of the Audited Closing Payment which Purchaser believes should replace the Audited Closing Payment provided by Seller. The parties will use reasonable and good faith efforts to resolve each adjustment within 30 days of the date of the Verification Statement. If the parties are unable to mutually agree in good faith as to the amount of the adjustment, no adjustment to the Purchase Price shall be made.

                  (3) If Purchaser has any questions relating to the purchase of a Future Receivable, Purchaser may request that it be allowed to conduct a Verification Audit of such purchase. If the Purchaser conducts a Verification Audit and the Verification Audit results in a dispute or discrepancy between the amount paid by the Purchaser and the results of the Verification Audit, Purchaser and Seller shall follow the procedures provided in Sections 2.2(D)(2) and 2.2(E) of this Agreement to resolve the dispute or discrepancy.

         (E)      Adjustment to Purchase Price Payment. If the final adjustments
                  ------------------------------------
reflect that Seller owes Purchaser or Purchaser owes Seller a refund or payment, respectively, such payment shall be made, plus interest at the Federal Funds Rate from the Closing Date to and including the date of payment. For the purpose of calculating the Purchase Price only, if Purchaser fails to notify Seller of its adjustment with such items within the Purchaser's review period as described in Section 2.2(D) of this Agreement, the parties hereto will be deemed to have agreed to the amount set forth in the Closing Statement prepared by Seller.

2.3 Assumption of Liabilities.

         (A)      Assumption of Liabilities. Purchaser shall not assume any
                  -------------------------
liability, commitment, or obligation of Seller, whether absolute or contingent, known or unknown, of any nature, kind or description whatsoever, arising from or related to the Assets, including, without limitation, liabilities arising under or related to any contract, agreement or course of dealing between Seller and its lessors, vendors, servicers, consultants, suppliers, brokers or any other party or parties.

         (B)      Pre-Closing Date Credit Balances; Administrative Costs. Seller
                  ------------------------------------------------------
  agrees that it solely shall be responsible for any chargebacks, presentments, credit balances or incorrectly posted transactions with respect to Account transactions prior to the Closing Date, as appropriate. Seller further agrees that it will be responsible for all expenses related to the Receivables and activity thereon prior to the Closing Date, including, but not limited to, the processing and other fees of Seller.

         (C)      Post-Closing Date Credit Balances and Administrative Costs.
                  ----------------------------------------------------------
Purchaser agrees that subsequent to the Initial Closing Date it solely shall be responsible for any chargebacks, presentments,

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credit balances or incorrectly posted transactions with respect to Account transactions subsequent to the Initial Closing Date, as appropriate, including, but not limited to, the processing and other fees of Purchaser

         (D)      Responsibility for Taxes. Seller shall pay any Tax, including
                  ------------------------
any transfer tax, sales or use tax arising from the transfer of the Assets, provided however that this sentence shall not apply with respect to income taxes (including, without limitation, branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based upon income or any other Tax upon or measured by income or gross receipts imposed on any party (any excluded Tax imposed on any party shall be the sole responsibility of the party upon whom the tax is imposed). Purchaser shall be liable for any Tax that relates to or arises from the ownership or use of the Assets with respect to periods on and after the relevant Closing Date for such Assets and Seller shall be liable for any Tax that relates to or arises from the ownership or use of the Assets with respect to periods prior to such Closing Date.

2.4 Post-Closing Adjustments. Following each Closing Date, Seller shall, with Purchaser's cooperation and assistance, determine and account to Purchaser for any items or transactions that affect any of the Receivables purchased on such Closing Date, but that were posted, un-posted or unaccounted for on or before such Closing Date, including without limitation, cash, letters in process relating to cash or other advances, access checks, payments in process, unidentified or unallocated items, or errors.

2.5 Additional Documentation. Seller further agrees that, if Purchaser reasonably requests Seller to execute and deliver additional assignments to transfer such interests or to take such other or further actions as reasonably necessary to achieve the purposes of this Agreement, Seller will take appropriate actions. Seller's initial designee for these purposes will be the person designated for notices under Section 10.2 hereof. If Purchaser requests such actions, Purchaser shall furnish Seller with copies of the proposed additional documentation. Costs, fees and expenses of preparing, executing and delivering such additional assignments shall be borne by the party incurring such cost, fee or expense. Such documents may include lost note affidavits.

2.6 True Sale. The parties intend the transactions described herein to be a true sale and an absolute and irrevocable (except as provided in Section 7.1(F) hereof) transfer, sale and assignment of the Assets from Seller to Purchaser for all purposes.

ARTICLE III. POST-CLOSING ADMINISTRATION

3.1 Post-Closing Administration of Portfolio. Purchaser agrees that subsequent to the Closing or the purchase of a Future Receivable, it, or its designee, shall administer the Portfolio.

3.2 Supplemental Interest Rate. The parties acknowledge that a portion of the Portfolio includes Supplemental Interest Receivables. Seller wishes Purchaser to continue to provide non-interest bearing financing to the Dealers under the Receivables Agreement. To compensate Purchaser for the Supplemental Interest Receivables, Seller shall pay Purchaser a supplemental interest fee (the "Supplemental Interest Fee") on a monthly basis, which fee is intended by the parties to approximate the normal, market rate of interest for like receivables and shall be computed on terms mutually agreeable to the parties. To calculate the amount of the Supplemental Interest Fee, Purchaser shall deliver to Seller on the __ day of each month, a schedule (the "Supplemental Interest Schedule"), which may be in electronic form, listing the total amount of Supplemental Interest Receivables and the total amount of interest, if any, payable on such Supplemental Interest Receivables. On the ___ day of each month, Seller shall pay Purchaser an amount equal to the Supplemental Interest Fee. Seller shall have the right to review, on a periodic basis, Purchaser's calculations of the amount of the Supplemental Interest Receivables and if

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there are disagreements as to the total amount of the Supplemental Interest
Receivables or as to the appropriate calculation of the Supplemental Interest Fee, the parties agree to work together in good faith to resolve these differences and adjust, if necessary, the amount of the Supplemental Interest Fee.

ARTICLE IV. SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller hereby represents and warrants to Purchaser that the statements made in this Section 4 are correct and complete as of the date of this Agreement and will be true, correct and complete on the Initial Closing Date and each Subsequent Closing Date (as though made then and as though the Initial Closing Date or Subsequent Closing Date, as the case may be, were substituted for the date of this Agreement throughout this Section 4).

4.1 Due Organization. Seller is a Delaware corporation, duly organized, validly existing and in good standing, with its principal office located at One John Deere Place, Moline, Illinois 61265.

4.2 Authorization and Binding Effect. Seller has full power and authority, corporate and otherwise, to enter into this Agreement. Execution, delivery and consummation of this Agreement by Seller have been duly authorized by all necessary corporate action and do not require any consent or approval of any person that has not been obtained. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with the terms and conditions hereof.

4.3 No Breach of Other Agreements. The execution, delivery, and performance of this Agreement will not violate, be in conflict with, or constitute a default under (a) Seller's Certificate of Incorporation, by-laws, or other documents of corporate self-governance; (b) any agreement, instrument or other obligation to which Seller is a party or by which Seller is bound; or (c) any Requirement of Law of any governmental authority whatsoever.

4.4 Books and Records Complete. With respect to each Obligor: (i) the Books and Records are true and complete in all material respects, and (ii) all material information relating to the credit, charges, fees, payment history, customer inquiries, information about the Obligor and regulatory correspondence which is known and available to Seller relating to such Obligor's Receivables is contained in the Books and Records.

4.5 No Consent. No consent of any Person and no consent, license, permit or approval or authorization or exemption by notice or report, or registration, filing or declaration with any governmental authority having jurisdiction over Seller is required (other than those previously obtained and delivered to Purchaser) in connection with the execution or delivery by Seller of this Agreement and the consummation of the series of transactions contemplated hereby, or the performance by Seller of its duties and obligations hereunder.

4.6 Claims; Litigation and Audits. There are no administrative or court actions, suits or proceedings of any kind now pending, or, to Seller's knowledge, threatened that, if adversely decided, would have a Material Adverse Effect. There are no outstanding judgments, orders or decisions of any arbitrator or governmental authority with jurisdiction over Seller which could adversely affect any of the Receivables. There were no audits, investigations, inspection or any other reviews or inquiries of any governmental authority or internal auditing group concerning Seller's administration of the Portfolio conducted during the current calendar year or the four (4) calendar years immediately preceding the date of this Agreement which revealed problems or issues with regard to the Receivables which would have a Material Adverse Effect.

4.7 Tax Returns and Liabilities. Seller has not, by conduct or omission, become subject to any federal, state, county, local or other tax liens, however the same may have arisen, that would attach to the Assets but, to the extent any such sum(s) arise, Seller agrees to promptly pay such sum(s).

4.8 Disclosure. No employee or representative of Seller or its agents intentionally made material untrue or misleading assertion in any statement provided by such Person in connection with the transactions contemplated hereby, and the Closing Electronic Records provided by Seller to Purchaser were and will be complete and accurate reflections of the Receivables as of the dates thereof.

4.9 Undisclosed Liability. Except for any credit balances on Receivables or Future Receivables and unfunded commitments to extend future credit to Dealers, Seller has no material obligations, commitments or any other liabilities, absolute or contingent, known or unknown, relating to the Assets or the Receivables which will affect the Assets after the Closing Date. No Account nor such Receivable is subject to any right of set-off, recission, counterclaim or defense arising out of any action or failure to act by Seller and to Seller's knowledge, no right of recission, set-off, counterclaim or defense due to an act or a failure to act of the Seller has been asserted with respect thereto.

ARTICLE V. ACCOUNT SPECIFIC REPRESENTATIONS AND WARRANTIES

         With respect to each Account and each Receivable, Seller hereby represents and warrants to Purchaser that the statements made in this Section 5 are correct and complete as of the Initial Closing Date with respect to the Receivables.

5.1 Enforceability; Ownership. Each Account represents the legal, valid and binding obligation of the Obligors thereunder and is enforceable against such Obligors in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium or other laws or regulations, in effect now or in the future, that affect the enforcement of creditors' rights generally. Seller has full legal title to the Accounts and has not assigned any right, title or interest in such Accounts to any other Person.

5.2 Documentation. Each Obligor's obligations to Seller in respect of such Receivable are subject to a Receivable Agreement and, if applicable, a guaranty between such Obligor and Seller which is enforceable in accordance with its terms and has not been amended or altered other than in accordance with Seller's Policies and Procedures. All such agreements are freely assignable by Seller to Purchaser in accordance with the terms of such agreements, without the approval or consent of any Obligor or other person to effectuate the valid assignment of the same in favor of Purchaser and are governed by and construed in accordance with the laws of the State of Illinois. Seller has provided Purchaser with copies of the forms of agreement used to document the Account and Receivable.

5.3 Set-off; Defenses. No Account nor such Receivable is the subject of pending or, to the Knowledge of Seller, threatened litigation. Seller has administered all Accounts in all material respects in accordance with all Requirements of Law and Seller's Policies and Procedures.

5.4 Collateral. With respect to the Receivables purchased on the Initial Closing Date only, Seller has filed all financing statements in each appropriate office and has sent all notifications that are legally required to grant Seller a first priority perfected security interest in the Collateral, subject to any properly perfected purchase money security interests which may have priority over Seller's security interest in the Collateral, as provided by the relevant UCC in effect as of the date of this Agreement.

5.5 Lien. No Account nor Receivable is subject to any Lien, interest or right of any person other than Seller, or to any bankruptcy proceeding, or altered or reduced payment program.

5.6 Ordinary Course of Business. Seller has generated each Receivable and will generate each Future Receivable, in the ordinary course of its business pursuant to and substantially in accordance with Seller's Policies and Procedures.

5.7 Servicing of Receivables. All payments or monies received by Seller or its affiliated or third party contractors with respect to the payment of any Receivable or Future Receivable have been properly applied. Each Account has been maintained and serviced by Seller in accordance with Seller's Policies and Procedures as well as all Requirements of Law.

ARTICLE VI. PURCHASER'S REPRESENTATIONS AND WARRANTIES

Purchaser represents and warrants to Seller on each Closing Date (as though made then and as though such Closing Date were substituted for the date of this Agreement throughout Section 6) as follows:

6.1 Due Organization. Purchaser is a Nevada corporation, duly organized, validly existing and in good standing, with its registered office located at One East First Street, Reno, Nevada.

6.2 Authorization and Binding Effect. Purchaser has full power and authority, corporate and otherwise, to enter into this Agreement. Execution, delivery and consummation of this Agreement by Purchaser have been duly authorized by all necessary corporate action and do not require any consent or approval of any Person that has not been obtained. This Agreement constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms and conditions hereof.

6.3 No Breach of Other Agreements. The execution, delivery, and performance of this Agreement will not violate, be in conflict with, or constitute a default under (a) Purchaser's certificate of incorporation, by-laws, or other documents of corporate self-governance; (b) any agreement, instrument or other obligation to which Purchaser is a party or by which Purchaser is bound; or (c) any Requirement of Law of any governmental authority whatsoever.

6.4 No Consents. No consent of any Person and no consent, license, permit, or approval, or authorization, or exemption by notice, or report, or registration, filing, or declaration with, any governmental authority is required (other than those previously obtained and delivered to Seller) in connection with the execution or delivery by Purchaser of this Agreement and the consummation of the series of transactions contemplated hereby, or the performance by Purchaser of its duties and obligations hereunder.

6.5 Claims and Litigation. There are no administrative or court actions, suits or proceedings of any kind now pending, and, to Purchaser's knowledge, no such actions, suits or proceedings are threatened, that if adversely decided would have a Material Adverse Effect on Purchaser's ability to consummate the transaction set forth in this Agreement. There are no pending or outstanding administrative or court actions, suits or proceedings or, outstanding judgments, orders, or decisions of any arbitrator or governmental authority with jurisdiction over Purchaser which could adversely affect Purchaser's ability to consummate the transactions set forth in this Agreement.

ARTICLE VII. COVENANTS

7.1     Affirmative Covenants of Seller.

        (A)    Purchaser Examination of Assets.  Upon reasonable advance notice,
               -------------------------------
Seller shall give Purchaser and its representatives full access during Seller's normal business hours to examine the Assets;

provided that Seller must approve the number of representatives and the work station locations so as not to disrupt or interfere with Seller's other businesses with such approval not to be unreasonably withheld.

        (B)     Cooperation. Following the Closing, Seller agrees to provide
                -----------
timely assistance to Purchaser which shall include, without limitation, obtaining transaction records, the production of documents, and the interpretation of any relevant collection comments, to resolve any dispute or claim of any Dealer or other Obligor relating to all pre-Closing transactions.

        (C)     Delivery of Files. Notwithstanding the sale of the Files to
                -----------------
Purchaser, the parties agree that at Purchaser's direction, Seller may maintain physical possession of the Files.

        (D)     Seller Advances on Receivables. Seller has generated Receivables
                ------------------------------
only in accordance with  Seller's Policies and Procedures.

        (E)     Tax Reporting Obligations. Seller hereby agrees to perform all
                -------------------------
its obligations with respect to federal and/or state Tax reporting relating to or arising out of the Receivables, the Collateral and/or the Books and Records sold, transferred and assigned pursuant to this Agreement for the portion of the year 2001 that Seller owned the Receivables and for prior years. Purchaser shall file such reporting forms relating to the period of the year 2001 for which Purchaser owned the Receivables and thereafter while Purchaser continues to own such Receivables.

        (F)     Remedies for Breach of Account Specific Representations and
                -----------------------------------------------------------
Warranties. All representations and warranties shall survive for five years from
----------
the relevant Closing Date, except for the representations and warranties described in Sections 4.1, 4.2, 6.1 and 6.2 that shall survive indefinitely. If any of the representations and warranties contained in Section 5 is not true and correct as of the date specified therein and Purchaser incurs a financial loss due to such breach of representation and warranty, Purchaser shall, within thirty days of such loss, notify Seller of the occurrence of such a loss. Within thirty (30) days of the receipt of such notice, Seller shall repurchase the Receivable or Future Receivable with respect to which there has been such a breach of representation and warranty and on which a loss has been incurred for an amount equal to the Repurchase Price. If the parties disagree regarding the existence of the breach of representation and warranty or the amount of the Repurchase Price, the parties agree to consult to determine in good faith whether there has been a breach of representation or warranty and the amount of the Repurchase Price. Upon the payment of the Repurchase Price, Seller shall prepare, with the cooperation and assistance of Purchaser, and Purchaser will execute and deliver appropriate transfer documentation to return a repurchased Account to Seller.

7.2     Mutual Covenants.

        (A)     Efforts to Comply. Subject to the terms and conditions herein
                -----------------
provided, each party shall cooperate fully with the other and shall use commercially reasonable best efforts to take all action necessary or appropriate hereunder and under any Requirements of Law to consummate the series of transactions contemplated by this Agreement. Each party further agrees to use its commercially reasonable best efforts for the consummation of the series of transactions contemplated by this Agreement.

         (B)    No Material Omissions. Between the date hereof and Closing, each
                ---------------------
party shall promptly advise the other in writing of any fact which, if existing or known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or of any fact which, if existing or known at the date hereof, would have made any of such party's representations contained herein untrue.

ARTICLE VIII. CONDITIONS PRECEDENT TO CLOSING

8.1 Seller. On the Initial Closing Date (unless otherwise stated or unless otherwise waived by Purchaser), Seller shall deliver or cause to be delivered to Purchaser the following:

        (A) Written evidence of transfer to convey to Purchaser all of Seller's rights, title and interest in and good and marketable title to the Purchased Assets, free and clear of any and all Liens in the form attached hereto as
Exhibit 8.1(A), to be delivered by Seller and approved by Purchaser on the Initial Closing Date;

        (B) A certificate, dated as of the Initial Closing Date, signed by the Secretary or an Assistant Secretary of Seller, certifying the incumbency of the officers or other representatives of Seller signing this Agreement on behalf of Seller and the related documents and instruments to be delivered in connection herewith to be delivered by Seller and approved by Purchaser;

        (C) Evidence, in form and substance satisfactory to Purchaser, that the execution of this Agreement by Seller and the performance of all of Seller's obligations hereunder have been duly authorized by the Seller;

        (D) The Closing Statement;

        (E) The Master Account List;

        (F) All written documents, instruments and manuals which describe Seller's Policies and Procedures; and

        (G) Such additional instruments, documents or certificates as may be reasonably requested by Purchaser and necessary for the consummation of the closing on the Initial Closing Date and the transactions contemplated hereby.

8.2 Purchaser. On each Closing Date (unless otherwise stated or unless otherwise waived by Seller), Purchaser shall deliver or cause to be delivered to Seller the following:

        (A) The Purchase Price;

        (B) With respect to the Initial Closing Date, a certificate, dated as of the Closing Date, signed by the Secretary or an Assistant Secretary of Purchaser, certifying the incumbency of the officers or other representatives of Purchaser signing this Agreement on behalf of Purchaser and the related documents and instruments to be delivered in connection herewith, to be delivered by Purchaser and approved by Seller; and

        (C) Evidence, in form and substance satisfactory to Seller, that the execution of this Agreement by Purchaser and the performance of all of Purchaser's obligations hereunder have been duly authorized by the Purchaser.

ARTICLE IX. INDEMNIFICATION

9.1 Seller's Indemnification of Purchaser. In addition to Seller's repurchase obligations described in Section 7.1(F), but subject to the duration of its representations and warranties provided in Section 7.1 (F), Seller shall indemnify, defend and hold Purchaser, its employees, officers, directors and agents harmless from Adverse Consequences arising out of:

         (A) The extension of credit to the Dealers and other Obligors made on or prior to the close of business on the Initial Closing Date other than in compliance with Requirements of Law (whether known or unknown, contingent or matured), as appropriate;

         (B) The maintenance of micrographic records by Seller and the cooperation of Seller with Purchaser for delivering documents for which no written or electronic image copies have been delivered to Purchaser;

         (C) Any material breach of any representations, warranties or covenants of Seller contained herein or in any document or instrument delivered by Seller; and

         (D) Seller's intentional misconduct or negligence relating to the performance of Seller's obligations hereunder.

9.2 Limitations on Amount of Seller's Indemnification of Purchaser. Except for the repurchase obligations described in Section 7.1(F) which shall not be subject to the limitations contained in this Section 9.2, Seller's total obligations pursuant to Section 9 of this Agreement shall not exceed the aggregate Purchase Price.

9.3      Purchaser's Indemnification of Seller. Notwithstanding any provision of
Section 2.3 hereof and subject to the duration of its representations and warranties and the maximum indemnity provided in Section 9.4, Purchaser agrees to indemnify, defend and hold harmless Seller, its officers, directors, employees and agents from any Adverse Consequences, by reason of or resulting from or arising out of any material breach of any representation, warranty or covenant of Purchaser contained herein or in any document or instrument delivered by Purchaser hereunder or due to the ongoing administration of the Portfolio by Purchaser subsequent to the close of business on the Initial Closing Date other than in compliance with the Requirements of Law with respect to its Receivables (whether known or unknown, contingent or mature).

9.4 Limitation on Amount of Purchaser's Indemnification. Purchaser's total obligations pursuant to Section 9 of this Agreement shall not exceed the Purchase Price.

9.5 Manner of Handling Claims. If either party obtains knowledge of: (a) facts that would give rise to a right of indemnification for that party; or (b) commencement of an action that may require indemnification, the Indemnified Party shall give written notice to the Indemnifying Party as promptly as practicable after its receipt of that knowledge. Following receipt of such notice, the Indemnifying Party shall be entitled to participate in the defense of such claim, and, upon notice delivered promptly to the Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party. Within a reasonable period following the assumption of such defense by the Indemnifying Party, the Indemnified Party shall be permitted to participate in the defense of such claim and may retain additional counsel of its choice at its own expense. The Indemnified Party shall not settle any claim or action the defense of which has been assumed by the Indemnifying Party without the consent of the Indemnifying Party. If, however, the defendants in such action include both parties and the Indemnified Party shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled to separate counsel, reasonably acceptable to the Indemnifying Party, which shall be paid for by the Indemnifying Party, provided such legal defenses are, in fact, rendered in favor of such party by the court or conceded by the plaintiff-third party. The parties hereto shall cooperate with one another in responding to and defending against any third party claims giving rise to indemnification rights hereunder.

9.6 Subrogation. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amounts paid by the Indemnifying Party under this Section. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying Party's expense, in the Indemnifying Party's assertion of any such claim.

9.7 Survival. Any rights to indemnification with respect to any claim or controversy as to which the process described in Section 9.5 has been initiated by tender of formal notice, or any third party claim, delivered in writing prior to the expiration of the limitations periods set forth herein, shall survive until such claim or controversy is finally resolved.

9.8 Mitigation of Damages. Seller and Purchaser further mutually agree to exercise best efforts and prudent judgment to minimize and mitigate the exposure for loss, damage or claims against each other, as well as claims or disputes arising from third parties. Each shall inform the other as promptly as possible of any alleged claim, adjustment or dispute to afford as early a determination as possible of the merits, extent and potential monetary value or significance of the event or claim.

ARTICLE X. GENERAL PROVISIONS

10.1 Confidentiality. The parties shall keep confidential and cause their respective officers, directors, employees and agents to keep confidential, any and all information obtained from the other party concerning the assets, properties and business of the other party, and shall not use such information for any purpose other than those contemplated by this Agreement; provided, however, that neither party shall be subject to the obligations set forth in the preceding sentence with respect to any such information provided by the other party which either: (a) was in the receiving party's possession or in the public domain at the time of disclosure, or subsequently enters the public domain through no act or failure to act on the part of the receiving party; (b) is lawfully obtained by the receiving party from a third party; or (c) is required by law or regulatory authority. Public announcements regarding the series of transactions contemplated herein shall be made only with the prior consent of the parties hereto, which consent shall not be unreasonably withheld. This section shall survive the Initial Closing for a period of two (2) years following the Closing Date.

10.2 Notices. Except as otherwise expressly set forth herein, any notice, payment, demand or any other communication required or permitted to be given hereunder shall be in writing and delivered via overnight courier, facsimile or delivered by hand to the applicable party or parties at the address indicated below:

        If to Seller:

        JOHN DEERE CONSTRUCTION & FORESTRY COMPANY
        One John Deere Place
        Moline, Illinois  61265
        Attention: Treasurer
        Telecopier: 309-749-0006

        If to Purchaser:

        DEERE CAPITAL, INC.
        One East First Street, Suite 600
        Reno, Nevada 89501
        Attention: Director, Wholesale Finance
        Telecopier: 775-786-4145

With a copy to:

       DEERE CAPITAL, INC.
       c/o Deere Credit Services, Inc.
       6400 NW 86/th/ Street
       Johnston, Iowa 50131-6600
       Attention: Chief Counsel
       Telecopier: (515)267-4256

or as to each party at such other address as may be designated from time to time by such party or parties by like notice to the other parties, complying with this Section. All such notices, payments, demands or other communications shall be deemed validly given and legally effective when received.

10.3 Severability. If any term or condition of this Agreement should be held invalid by a court, arbitrator or tribunal of competent jurisdiction in any respect such invalidity shall not affect the validity of any other term or condition hereof. If any term or condition of this Agreement should be held to be unreasonable as to time, scope or otherwise by such a court, arbitrator or tribunal, it shall be construed by limiting or reducing it to a minimum extent so as to be enforceable under then applicable law. The parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded or with any such unreasonable term or condition so limited or reduced.

10.4 Entire Agreement; Amendments. This Agreement and its exhibits and the agreements it incorporates by reference constitute the entire agreement of the parties with regard to the specific subject matter hereof and supersede all prior written and/or oral understandings between the parties. This Agreement may not be amended except pursuant to a writing signed by both parties.

10.5 Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. Any waiver must be in writing and signed by the party to be charged therewith.

10.6 Binding Effect. Neither party shall assign this Agreement without the prior written consent of the other and any attempted assignment without said consent shall be null, void and without any effect whatsoever; provided, however, that Purchaser may assign any or all of its rights hereunder (or delegate any or all of its obligations hereunder) to any affiliate or subsidiary of Purchaser, and Seller may assign any or all of its rights to any affiliate or subsidiary of Seller. In such latter event, Purchaser and Seller agree to give notice to the other of its assignment to its affiliate, subsidiary or parent.

10.7 Exhibits and Schedules. The exhibits attached hereto or referenced herein and each certificate, schedule, list, summary or other document provided or delivered pursuant to this Agreement or in connection with the transactions contemplated hereby are incorporated herein by this reference and made a part hereof.

10.8 No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto. Nothing in this Agreement shall be construed to grant to any person other than the parties hereto, and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof

10.9 Further Assurances. The parties hereto hereby agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as either may at any time reasonably request in order to better assure and confirm unto each party their respective rights, powers and remedies conferred hereunder.

10.10 Counterparts. Provided that both parties hereto execute a copy of this Agreement, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.11 Headings. The headings contained herein are included solely for ease of reference and in no way shall limit, expand or otherwise affect either the substance or construction of the terms and conditions of this Agreement or the intent of the parties hereto.

10.12 Non-Merger/Survival. Each and every covenant, representation, warranty and obligation set forth herein made by Purchaser or Seller and any indemnity shall survive the execution and delivery of the documents at Closing, as provided in this Agreement, and this Agreement shall not merge into such documents, but instead shall be independently enforceable.

10.13 Expenses. All costs and expenses arising from the sale of the Assets and in connection with the series of transactions contemplated hereby, and all levies or other charges of any nature, kind or description imposed by any governmental authority, which in either case are not otherwise provided for pursuant to the terms and provisions of this Agreement, shall be borne by the party incurring such expense.

       IN WITNESS WHEREOF, the parties have duly executed and delivered this Asset Purchase Agreement as of the day and year first above written.

-------------------------------------- -----------------------------------------
JOHN DEERE CONSTRUCTION & FORESTRY     DEERE CAPITAL, INC.
COMPANY
-------------------------------------- -----------------------------------------
By: /s/ Nathan J. Jones                By: /s/ Jon D. Volkert

-------------------------------------- -----------------------------------------
Name:                                  Name: Jon D. Volkert

Title:                                 Title: President

-------------------------------------- -----------------------------------------

                                   EXHIBIT 2.2


                                CLOSING STATEMENT

This Closing Statement is being delivered on the 29th day of October, 2001 pursuant to Section 8.1(D) of the Asset Purchase Agreement dated October 29, 2001 (the "Agreement") between Deere Capital, Inc., as Purchaser and John Deere Construction & Forestry Company, as Seller. Undefined capitalized terms not defined in this Closing Statement shall have the meaning provided to them in the Agreement.

1.   Principal Balance of Receivables as of close of business
     on October 26, 2001                                             223,585,950

2.   Accrued but unpaid interest as of close of business
     on October 26, 2001                                                       0

3.   Sum of lines 1 and 2                                            223,585,950

4.   Less all deferred taxes                                                   0

5.   Less all reserves established by Seller for uncollectible
     accounts                                                                  0

     Total Purchase Price                                            223,585,950

The parties agree that this Closing Statement accurately reflects the Purchase Price for the Purchased Assets.

Deere Capital, Inc.                           John Deere Construction & Forestry
                                              Company


By: /s/ Jon D. Volkert                        By: /s/ Nathan J. Jones
    -------------------------                     ------------------------------
Title: President                              Title:
       ----------------------                        ---------------------------

                                 EXHIBIT 8.1(A)


                                  BILL OF SALE

     For value received, the receipt and sufficiency of which are hereby acknowledged, the undersigned, John Deere Construction & Forestry Company, with its principal place of business at One John Deere Place, Moline, Illinois ("Seller"), hereby sells, transfers, assigns and conveys to Deere Capital, Inc., with its principal place of business at 1 East First Street, Suite 600, Reno, NV 89501 ("Purchaser"), all of Seller's rights, title and interests in and to certain assets described on Schedule A attached hereto. Additional terms and conditions relating to the sale of the Assets are contained in an Asset Purchase Agreement entered into as of October 29, 2001 between Seller and Purchaser (the "Asset Purchase Agreement").

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of October 29, 2001.


                                            JOHN DEERE CONSTRUCTION & FORESTRY
                                            COMPANY

                                            By: /s/ Nathan J. Jones
                                                --------------------------------
                                            Title:
                                                   -----------------------------

                                   SCHEDULE A

                                ASSET DESCRIPTION


All of Seller's right, title and interest in and to the following: (i) all Receivables in the Accounts as of the close of business on the business day immediately preceding the Initial Closing Date; (ii) all rights to payment of interest, charges and fees on such Receivables; (iii) all rights to any and all collateral (the "Collateral") which secures the Dealer's or any other Obligor's obligations to Seller pertaining to such Receivables; (iv) all of the rights of Seller provided by any Receivable Agreements (but only to the extent that the rights of Seller provided by any Receivable Agreements relate to Receivables), guaranties and promissory notes (in each case, to the extent they apply to such Receivables), (v) all security agreements, financing statements or other instruments which relate to the Collateral (but only to the extent that such security agreements, financing statements or other instruments relate to the Receivables being purchased by Purchaser on the Initial Closing Date); (vi) the Files and (vii) the Books and Records.

Capitalized terms not defined in this Asset Description shall have the meaning given to them in the Asset Purchase Agreement.